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                                                                    Exhibit 21.1




                         List of Subsidiaries of Issuer


                                                           Percentage of Shares
                                                              Owned by Issuer
                                                          ----------------------

Micro-Filtration, Inc.; incorporated in Michigan                   100%
Numation  Inc.; incorporated in Michigan                            90%
Numatech Inc.; incorporated in Michigan                             88%
I.A.E. Incorporated; incorporated in Michigan                      100%
Ultra Air Products, Inc.; incorporated in Michigan                 100%
Microsmith, Inc.; incorporated in Arizona                          100%
Numatics B.V.; organized in the Netherlands                        100%
Numatics S.A. de C.V.; organized in Mexico                          99%
Numatics S.A.R.L.; organized in France                              99%
Numatics Ltd.; organized in the United Kingdom                      99%
Numatics Ltd.; organized in Canada                                 100%
NAC Beteilingungs GmbH; organized in Germany                       100%
Numatics GmbH; organized in Germany                                100%
Numatics K.F.T.; organized in Hungary                              100%
Numatics Ltd; organized in Taiwan                                   91%
Numatics S.R.L.; organized in Italy                                 99%
Empire Air Systems, Inc.; incorporated in New York                 100%
Numatics Spain S.L.; organized in Spain                            100%